Exhibit 99.1
Wintrust Financial Corporation to Present at the Raymond James and Associates Bank Conference
LAKE FOREST, Ill., Aug 2, 2011 (GlobeNewswire via COMTEX) — Wintrust Financial Corporation (“Wintrust”) (Nasdaq:WTFC) will present at the Raymond James and Associates Bank Conference to be held in Chicago, Illinois on August 10, 2011. Wintrust management will make a presentation that is scheduled to begin at 8:00 AM, Central Time, on the day of the conference.
This event will be webcast and may be accessed at http://wsw.com/webcast/rj70/ or at Wintrust’s website at www.wintrust.com by clicking on the “Presentations” link located on the “Presentations and Conference Calls” page. Listeners should go to the website at least fifteen minutes before the presentation to download and install any necessary audio software. For those unable to attend the live broadcast, a replay will be available for 7 days after the conference. There is no charge to access the event.
Wintrust is a financial holding company with assets of approximately $15 billion whose common stock is traded on the Nasdaq Global Select Market. Wintrust operates fifteen community banks that provide a full complement of commercial and consumer loan and deposit products and services through over 90 banking facilities in the Chicago and Milwaukee metropolitan areas. Wintrust also provides brokerage, trust and investment services to customers primarily in the Midwest, as well as customers of the banks, and provides services in mortgage banking, insurance premium financing and several specialty-lending niches.
This news release was distributed by GlobeNewswire, www.globenewswire.com
SOURCE: Wintrust Financial Corporation
CONTACT: FOR MORE INFORMATION CONTACT:
Edward J. Wehmer
President & Chief Executive Officer
David A. Dykstra
Senior Executive Vice President & Chief Operating Officer
(847) 615-4096
Website address: www.wintrust.com
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Wintrust Financial Corp.’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year.